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                                                                      Exhibit 4

                     SECOND AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT, dated as of May 15, 1995, is between KEMPER CORPORATION, a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK (the "Rights Agent").


                                   Recitals
                                   --------

    A. The Company and the Rights Agent are parties to a Rights Agreement, dated as of July 18, 1990, as amended by the First Amendment to the Rights Agreement, dated as of June 26, 1994 (the "First Amendment"), between the Company and the Rights Agent (as so amended, the "Rights Agreement").

     B. Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

     Accordingly, the parties agree as follows:

     1. Amendment of Section 1(a). The last sentence of Section 1(a) of the Rights Agreement, as added by the First Amendment, is hereby deleted and the following shall be substituted in its place:

          "Notwithstanding anything in this Agreement to the contrary, neither Zurich, Insurance Partners, ZIP, nor any of their respective Affiliates shall be deemed to be an Acquiring Person solely as a result of (i) the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the approval, execution or delivery of the KFS Agreement (as defined in the Merger Agreement) or (iv) the consummation of the KFS Sale (as defined in the Merger Agreement)."

     2. Amendment of Section 1(f). Section 1(f), as amended and restated by the First Amendment, is hereby deleted and the following shall be substituted in its place:

          "(f) 'Common Stock' shall mean the common stock, par value $5.00 per share, of the Company, except that 'Common Stock' when used with reference to any Person other than the Company shall mean the capital stock of
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          such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person."

     3. Amendment of Section 1(i). Section 1(i), as amended and restated by the First Amendment, is hereby deleted and the following shall be substituted in its place:

          "(i)(i) 'Insurance Partners' shall mean Insurance Partners, L.P., a Delaware limited partnership and Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership.

          (i)(ii) 'Merger Agreement' shall mean the Agreement and Plan of Merger dated as of May 15, 1995, among Zurich, Insurance Partners, ZIP and the Company, as amended from time to time.

          (i)(iii) 'Person' shall mean any individual, firm, corporation, trust, partnership or other entity."

     4. Amendment of Section 1(m). The last sentence of Section 1(m) of the Rights Agreement, as added by the First Amendment, is hereby deleted and the following shall be substituted in its place:

          "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger pursuant to the Merger Agreement, (iii) the approval, execution or delivery of the KFS Agreement or (iv) the consummation of the KFS Sale."

     5. Amendment of Section 1(o). Section 1(o) of the Rights Agreement is amended by the addition of the following sentence:

          "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery of the Merger Agreement,
     (ii) the consummation of the Merger pursuant to the Merger Agreement,
     (iii) the approval, execution or delivery of the KFS Agreement or (iv) the consummation of the KFS Sale."

     6. Amendment of Section 1. Section 1 is amended by the addition of the following Section 1(p):
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          "(p)(i)  'ZIP' means ZIP Acquisition Corp., a Delaware corporation.

           (p)(ii) 'Zurich' means Zurich Insurance Company, a corporation organized under the laws of Switzerland."

     7. Amendment of Section 3(a). The last sentence of Section 3(a) of the Rights Agreement, as added by the First Amendment, is hereby deleted and the following shall be substituted in its place:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (A) the approval, execution or delivery of the Merger Agreement,
     (B) the consummation of the Merger pursuant to the Merger Agreement, (C) the approval, execution or delivery of the KFS Agreement or (D) the consummation of the KFS Sale."

     8. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is hereby deleted and the following shall be substituted in its place:

          "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and
     Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one two-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then to be exercised, at or prior to the earliest of (i) the close of business on July 29, 2000 (the "Final Expiration Date"), (ii) the time at which the Rights shall expire as provided in Section 13(d) hereof, (iii) the time at which the Rights are redeemed as provided in Section 23 hereof and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date")."
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        9. Amendment of Section 23. Section 23 of the Rights Agreement is
amended by the addition of the following Section 23(c):


          "(c) Notwithstanding anything in this Agreement to the contrary, this Rights Agreement shall terminate and have no further force and effect at the Effective Time."


          10. Effectiveness. This Amendment shall be deemed effective May 15, 1995. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


          11. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



                   EXECUTED as of the date set forth above.


     Attest:                               KEMPER CORPORATION


     /s/ Richard F. Miranti                /s/ John H. Fitzpatrick
     --------------------------------      -------------------------------
     Name: Richard F. Miranti              Name: John H. Fitzpatrick
     Title: Assistant General Counsel      Title: Executive Vice President
                                                   and Chief Financial Officer



     Attest:                               HARRIS TRUST AND SAVINGS BANK


     /s/ Cecilia A. Murphy                 /s/ Keith A. Bradley
     --------------------------------      -------------------------------
     Name: Cecilia A. Murphy               Name: Keith A. Bradley
     Title: Trust Officer                  Title: Assistant Vice President